EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-103720) and the Registration Statements on Forms S-3 (No.'s 333-101731 and 333-116294) of Equitex, Inc. and subsidiaries, of our report dated April 4, 2005, which appears on page F-1 of this annual report on Form 10-K for the year ended December 31, 2004.



/s/GHP Horwath, P.C.

Denver, Colorado
April 13, 2005